Exhibit 10.1

THIRD MODIFICATION AGREEMENT

THIS THIRD MODIFICATION AGREEMENT (this “Agreement”) is entered into as of the 30th day of June, 2022 (the “Effective Date”), by and between THE DALLAS MORNING NEWS, INC., a Delaware corporation (“Lender”), and CHARTER DMN HOLDINGS, LP, a Texas limited partnership (“Borrower”).

W I T N E S S E T H:

WHEREAS, Lender is the sole owner and holder of that certain Promissory Note  dated May 17, 2019 (as amended, the “Note”), executed by Borrower and payable to Lender in the original principal amount of Twenty-Two Million Four Hundred Thousand and No/100 Dollars ($22,400,000.00) (the “Loan”);

WHEREAS, the Loan is secured by that certain Deed of Trust, Security Agreement – Financing Statement executed by Borrower to Vicky Pogue Gunning, Trustee, dated May 17, 2019 (as amended, the “Deed of Trust”), filed for record under Instrument No. 201900127889 in the Real Property Records of Dallas County, Texas, covering certain property, together with all improvements and fixtures thereon, and all rights and interests appurtenant thereto (collectively, as described in the Deed of Trust, the “Property”) located in Dallas County, Texas, and including the land being more particularly described in Exhibit A attached hereto and incorporated herein for all purposes;

WHEREAS, Borrower and Lender entered into that certain Modification Agreement dated as of April 1, 2020 (the “First Modification”), filed for record under Instrument No. 202000092700 in the Real Property Records of Dallas County, Texas, pursuant to which, among other things, Borrower executed that certain Promissory Note (Interest and Property Tax Reconciliation) dated April 1, 2020 (the “Second Lien Note” and together with the other documents evidencing the Second Lien Loan, the “Second Lien Loan Documents”) in the original principal amount of $374,713.52 (the “Second Lien Loan”);

WHEREAS, Borrower and Lender entered into that certain Second Modification Agreement dated of June 30, 2021 (the “Second Modification” and together with the Note, Deed of Trust, and all other documents evidencing the Loan, the “Loan Documents”), a memorandum of which was filed for record under Instrument No. 202100196022 in the Real Property Records of Dallas County, Texas, pursuant to which the Maturity Date (as defined in the Note) was extended to June 30, 2022;

WHEREAS, Borrower has fully repaid the Second Lien Loan and the security interests related thereto have been fully released;

WHEREAS, Borrower has requested an extension of the Maturity Date; and

WHEREAS, subject to the terms and conditions contained herein, Borrower and Lender have agreed to modify the Loan Documents as set forth below; and

NOW, THEREFORE: That for and in consideration of the terms and conditions contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, Lender and Borrower hereby agree as follows:

ARTICLE I

THIRD MODIFICATION AGREEMENT

MODIFICATION

Section 1.01.  Outstanding Balance.  Borrower acknowledges and agrees that the current outstanding principal balance of the Loan is $22,400,000.00.

Section 1.02.Maturity Date Extension.  The Maturity Date of the Loan is hereby extended to July 29, 2022.  All references to the Maturity Date in the Loan Documents shall mean the Maturity Date, as modified by this Agreement. Borrower acknowledges that it has no right or option to extend the Maturity Date beyond July 29, 2022 and any provision of the Loan Documents, if any, that indicates that an option is or may be available are hereby waived and terminated.

Section 1.03.Payment of Interest.  On the date hereof, Borrower shall pay all accrued and unpaid interest due through June 30, 2022 in the amount of $251,309.24 to Lender.

Section 1.04Interest Rate.  Commencing on July 1, 2022 through the Maturity Date, the unpaid principal balance of the Note shall bear interest at six and one-half percent (6.5%) per annum.

Section 1.05Reaffirmation of Indebtedness and Liens.  Borrower hereby acknowledges and agrees and represents to Lender that the liens and security interests of the Deed of Trust and the other Loan Documents secure the Loan, as modified hereby, are valid and subsisting liens and security interests, and are superior to all liens, security interests and other encumbrances. Nothing herein contained shall impair the validity or priority of the liens and security interests under the Deed of Trust or the other Loan Documents.

Section 1.06.Definition of Loan Documents.  The term “Loan Documents”, as defined and used in the Loan Agreement and the other Loan Documents and herein, shall be, and hereby is, modified to include this Agreement.

ARTICLE II

BORROWER’S REPRESENTATIONS

Section 2.01.Borrower’s Representations and Warranties. To induce Lender to enter into this Agreement, Borrower represents and warrants that:

(a) Organization and Qualification.  Borrower is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Borrower is not, nor is a subsidiary of, a credit institution, investment firm, or parent company of a credit institution or investment firm, in each case that is established in a member state of the European Union, Iceland, Liechtenstein or Norway, and Borrower is not a “covered entity,” as defined and interpreted in accordance with 12 C.F.R. §252.82(b); (b) a “covered bank,” as defined in and interpreted in accordance with 12 C.F.R. §47.3(b); or (c) a “covered FSI,” as defined in and interpreted in accordance with 12 C.F.R. §382.2(b).

(b) Taxes. Borrower has filed all federal, state and local tax returns and other reports that it is required by law to file, and has paid, or made provision for the payment of, all taxes upon it, its income and the Property that are due and payable, except to the extent being properly contested. There are currently no pending protests of tax amounts or valuations related to the Property.

THIRD MODIFICATION AGREEMENT

(c) OFAC; Anti-Corruption Laws.  As of the date hereof, Borrower (i) is not a Prohibited Person and (ii) is in full compliance with all applicable orders, rules, regulations and recommendations of The Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury to the extent applicable to Borrower.  To Borrower’s knowledge, (a) none of the funds or other assets of Borrower constitute property of, or are beneficially owned, directly or indirectly, by any Prohibited Person; (b) no Prohibited Person has any interest of any nature whatsoever in Borrower, as applicable, with the result that the investment in Borrower (whether directly or indirectly), is prohibited by law or the Loan is in violation of law; and (c) none of the funds of Borrower have been derived from, or are the proceeds of, any unlawful activity, including money laundering, terrorism or terrorism activities, with the result that the investment in Borrower (whether directly or indirectly), is prohibited by law or the Loan is in violation of law, or may cause the Property to be subject to forfeiture or seizure. For purposes of this Section 2.01(c), “Prohibited Person” shall mean any person listed in the annex to Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the “Executive Order”); (ii) that is owned (either directly, or to the extent of more than a 10% indirect interest), or controlled by, or acting for or on behalf of, any person or entity that is listed in the annex to the Executive Order; (iii) with whom a Person is prohibited from dealing or otherwise engaging in any transaction by the Executive Order or any similar terrorism or money laundering law of the United States; (iv) who commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; (v) that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website or at any replacement website or other replacement official publication of such list; or (vi) that (1) has been charged with, or convicted of, money laundering, drug trafficking, or terrorist related activities,; (2) has been assessed civil or criminal penalties as a result of crimes of money laundering, drug trafficking, or terrorist related activities; or (3) has had any of its/his/her funds seized or forfeited in any action related to money laundering, drug trafficking, or terrorist related activities.

(d) Compliance with Environmental Laws. Neither Borrower nor the Property is subject to any federal, state or local investigation to determine whether any remedial action is needed to address any environmental pollution, hazardous material or environmental clean-up. Borrower has no knowledge of any occurrence or condition on the Property and has not received any notices of proceeding or inquiry by any governmental or nongovernmental entity or person with respect to the presence of any gasoline, petroleum, asbestos containing materials, explosives, radioactive materials or any hazardous or toxic material, substance or waste which is defined by those or similar terms or is regulated as such under any law related to the protection of the environment (any of the foregoing, a “Hazardous Substance”) on, in, under, from or about the Property, the migration thereof from or to other property, the disposal, storage, or treatment of any Hazardous Substance generated or used on, under or about the Property. Borrower does not have any contingent liability with respect to any a release as defined in CERCLA (as defined in the Deed of Trust) under any other Applicable Environmental Law (as defined in the Deed of Trust), environmental pollution or hazardous material on the Property.

(e) No Litigation.  There is no litigation or other claim pending before any court or administrative or other governmental body or overtly threatened by any written communication against Borrower or the Property.

(f) Notices of Default.  Borrower has not received notice of any default under the provisions of any agreement to which Borrower is a party or by which the Borrower is bound

THIRD MODIFICATION AGREEMENT

related to the Property, or any laws applicable to the Property or Borrower, or any court judgment, decree, or order of any governmental body to which Borrower is subject.

(g) Property Insurance and Damage.  Borrower has not received notice from any insurance company of any defects or inadequacies at the Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance. Borrower has not made any claims under any insurance policies with respect to any casualty or damage at the Property. No portion of the Property is presently damaged by fire, water, wind or other casualty and any previous damage has been fully restored.

(h) Eminent Domain. There has been no taking or notice of intended taking in condemnation or eminent domain proceedings, nor threat thereof.

(i) Conflicts.  The execution and delivery of this Agreement (i) will not cause Borrower to be in violation of, or constitute a material default under the provisions of any agreement to which Borrower is a party or by which the Borrower is bound, and (ii) will not conflict with, or result in the breach of, any laws applicable to the Property or Borrower, or any court judgment, decree, or order of any governmental body to which Borrower is subject.

ARTICLE III

GENERAL PROVISIONS

Section 3.01.  Closing Conditions.  As a condition to the closing of this Agreement, all of the following shall have been satisfied, in each case in form, scope, and substance acceptable to Lender in its sole and absolute discretion:

(a) Borrower shall have executed and delivered to Lender this Agreement;
(b) Borrower shall have paid all fees and expenses to be paid to Lender on the Effective Date, including fees and expenses of counsel and other advisors;
(c) Lender shall have received copies of policies or certificates of insurance for the insurance policies carried by Borrower, all in compliance with the Loan Documents; and

(d) Borrower shall execute and deliver such other documents as may be necessary or as may be required, in the opinion of counsel to Lender, to effect the transactions contemplated hereby and continue the liens and/or security interests under the Loan, as modified by this Agreement.

Section 3.02.  Ratification.  Except as otherwise expressly modified by this Agreement, all terms and provisions of the Deed of Trust, the Note, and the other Loan Documents shall remain unchanged and hereby are ratified and confirmed and shall be and shall remain in full force and effect, enforceable in accordance with their terms.

Section 3.03.No Defenses.  Borrower, by its execution of this Agreement, hereby declares that it has no set-offs, counterclaims, defenses or other causes of action against Lender arising out of the Loan, Loan Documents, Second Lien Loan, or Second Lien Loan Documents, the modification of the Loan, any documents mentioned herein or otherwise; and, to the extent any such setoffs, counterclaims, defenses or other causes of action may exist, whether known or unknown, such items are hereby waived by Borrower.

THIRD MODIFICATION AGREEMENT

Section 3.04.Payment of Expenses.  Borrower agrees to provide to Lender, upon demand, the reasonable attorneys’ fees and expenses of Lender’s counsel and other reasonable expenses incurred by Lender in connection with this Agreement.

Section 3.05.Further Assurances.  Borrower shall execute and acknowledge (or cause to be executed and acknowledged) and deliver to Lender all documents, and take all actions, reasonably required by Lender from time to time to confirm the rights created or now or hereafter intended to be created under the Loan Documents, to protect and further the validity, priority and enforceability of the Loan Documents, to subject to the Loan Documents any property intended by the terms of any Loan Document to be covered by the Loan Documents, or otherwise to carry out the purposes of the Loan Documents and the transactions contemplated thereunder.  Borrower also agrees to provide to Lender such other documents and instruments as Lender reasonably may request in connection with the modification of the Loan effected hereby.

Section 3.06.Binding Agreement.  This Agreement shall be binding upon, and shall inure to the benefit of, the parties’ respective heirs, representatives, successors and assigns.

Section 3.08.Enforceability.  In the event the enforceability or validity of any portion of this Agreement, the Note, the Deed of Trust, or any of the other Loan Documents is challenged or questioned, such provision shall be construed in accordance with, and shall be governed by, whichever applicable federal or Texas law would uphold or would enforce such challenged or questioned provision.

Section 3.07.Release of Lender.  Borrower hereby does release, remise, acquit and forever discharge Lender, together with its employees, agents, representatives, officers, directors, partners, successors and assigns, subsidiary corporations, parent corporations, and related corporate divisions (all of the foregoing hereinafter called the “Released Parties”), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties (but not for the gross negligence, willful misconduct or acts of bad faith of any of the Released Parties) prior to and including the date hereof, which in any way directly or indirectly arise out of or is in any way connected to this Agreement or any instrument evidencing or securing the Loan, or any of the transactions associated therewith.   THE FOREGOING RELEASE INCLUDES ACTIONS AND CAUSES OF ACTION, JUDGMENTS, EXECUTIONS, SUITS, DEBTS, CLAIMS, DEMANDS, LIABILITIES, OBLIGATIONS, DAMAGES AND EXPENSES ARISING AS A RESULT OF THE NEGLIGENCE OF ONE OR MORE OF THE RELEASED PARTIES, OTHER THAN TO THE EXTENT ARISING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE RELEASED PARTIES.

Section 3.08Non Waiver of Events of Default.  Except as specifically provided herein, neither this Agreement nor any other document executed in connection herewith constitutes or shall be deemed (a) a waiver of, or consent by Lender to, any default or event of default which may exist or hereafter occur under any of the Loan Documents, (b) a waiver by Lender of any of Borrower’s obligations under the Loan Documents, or (c) a waiver by Lender of any rights, offsets, claims, or other causes of action that Lender may have against Borrower.

Section 3.09.Counterparts.  This Agreement may be executed in several counterparts, all of which are identical, each of which shall be deemed an original, and all of which counterparts together shall constitute one and the same instrument, it being understood and agreed that the signature pages may be detached from one or more of such counterparts and combined with the signature pages from any other counterpart in order that one or more fully executed originals may be assembled.  In addition, due execution

THIRD MODIFICATION AGREEMENT

of this Agreement by any party may be evidenced by email reflecting such party’s signature.  Any party to this Agreement shall be entitled to receive upon request, from any other party that has previously forwarded an executed counterpart of any such document by duplicate or email of such document bearing such other party’s ink original signature.

Section 3.10.Choice of Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, EXCEPT TO THE EXTENT FEDERAL LAWS PREEMPT THE LAWS OF THE STATE OF TEXAS.

Section 3.11.Entire Agreement.  This Agreement, together with the other Loan Documents, contain the entire agreements between the parties relating to the subject matter hereof and thereof and all prior agreements relative thereto which are not contained herein or therein are terminated.  This Agreement and the other Loan Documents may be amended, revised, waived, discharged, released or terminated only by a written instrument or instruments, executed by the party against which enforcement of the amendment, revision, waiver, discharge, release or termination is asserted.  Any alleged amendment, revision, waiver, discharge, release or termination which is not so documented shall not be effective as to any party.

THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Remainder of page intentionally blank.  Signatures appear on following pages.]

THIRD MODIFICATION AGREEMENT

IN WITNESS WHEREOF, this Agreement is executed effective as of the date first written above.

LENDER:

THE DALLAS MORNING NEWS, INC.,
a Delaware corporation

By:	/s/ Katy Murray
Name:	Katy Murray
Title:	Treasurer/Assistant Secretary

THE STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

This instrument was acknowledged before me on the 30th day of June, 2022, by Katy Murray, as Treasurer/Assistant Secretary of The Dallas Morning News, Inc., a Delaware corporation, on behalf of said corporation.

/s/ Maria Rivera Villarreal
Notary Public – State of Texas

My Commission Expires:
July 25, 2025

THIRD MODIFICATION AGREEMENT

BORROWER:

CHARTER DMN HOLDINGS, LP,
a Texas limited partnership

By:		Charter DMN GP, LLC,
a Texas limited liability company,
its general partner

	By:	/s/ Ray W. Washburne
	Name:	Ray W. Washburne
	Title:	President

THE STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

This instrument was acknowledged before me on the 30th day of June, 2022, by Ray W. Washburne, President of Charter DMN GP, LLC, a Texas limited liability company, general partner of CHARTER DMN HOLDINGS, LP, a Texas limited partnership, on behalf of said limited partnership.

/s/ Kelcey Hamilton
Notary Public – State of Texas

My Commission Expires:
February 27, 2024

Signature Page

THIRD MODIFICATION AGREEMENT

EXHIBIT A

Land Description

Tract 1:

BEING a tract of land situated in the John North Bryan Survey, Abstract No. 149, in City Blocks 59/26, 71/343, 345 and 426, City of Dallas, Dallas County, Texas and a portion of a tract of land described as “Tract 1” in a General Warranty Deed to The Dallas Morning News, L.P., recorded in Volume 99062, Page 4452, Deed Records of Dallas County, Texas, and being more particularly described as follows:

BEGINNING at a PK nail found at the intersection of the south right-of-way line of Young Street (80-foot wide right-of-way) and the east right-of-way line of Houston Street (a variable width right-of-way);

THENCE with said south right-of-way of Young Street, North 75°02'09" East, a distance of 264.06 feet to an "X" cut in concrete found for the northwest corner of a tract of land described in Special Warranty Deed to Belo Corp. and Texas Cable News, Inc., recorded in Instrument No. 20080330751, Official Records of said Dallas County;

THENCE departing said south right-of-way line of Young Street and with the west and south lines of said Belo Corp. tract the following courses and distances to wit:

South 15°08'39" East, a distance of 480.00 feet to an "X" cut in concrete found for the southwest corner of said Belo Corp. tract;

North 75°02'09" East, a distance of 175.33 feet to a 60d nail found for the southeast corner of said Belo Corp. tract and in the west right-of-way of S. Market Street (a variable width right-of-way);

THENCE with said west right-of-way line of S. Market Street the following courses and distances to wit:

South 15°04'19" East, a distance of 70.20 feet to a 1/2" iron rod with cap stamped “Daltech” found for corner;

South 0°32'47" East, a distance of 29.89 feet to a 1/2" iron rod found for corner;

South 15°04'19" East, a distance of 112.77 feet to a mag nail found at the beginning of a tangent curve to the right having a central angle of 47°49'07", a radius of 460.00 feet, a chord bearing and distance of South 8°50'15" West, 372.87 feet;

In a southwesterly direction, with said curve to the right, an arc distance of 383.91 feet to an "X" cut in concrete found for corner;

South 32°43'59" West, a distance of 37.84 feet to a 3” metal corner post found for corner and in the north right-of-way line of DART railway (a variable width right-of-way) described in Warranty Deed to Dallas Area Rapid Transit (DART) recorded in Volume 88083, Page 4905, of said Deed Records;

THENCE departing said west right-of-way line of S. Market Street and with said north right-of-way line of DART railway, the following courses and distances to wit:

North 85°54'17" West, a distance of 200.80 feet to an "X" cut in concrete found for corner;

North 55°03'55" West, a distance of 99.11 feet to a 1/2”iron rod with plastic cap stamped "DALTECH" found for corner;

North 59°31'37" West, a distance of 75.00 feet to a 5/8”iron rod with cap stamped “BDD 3689”found for corner and in said east right-of-way line of Houston Street;

Exhibit A

THIRD MODIFICATION AGREEMENT

THENCE departing said DART Railway and with said east right-of-way line of Houston Street the following courses and distance to wit:

North 41°27'49" East, a distance of 57.00 feet to a point for corner from which a 5/8”iron rod with cap stamped “BDD 3689” found bears North 52°17'43” West, a distance of 0.40 feet and a 1/2”iron rod with cap stamped “Daltech” found bears S 77°52'19” West, a distance of 0.33 feet;

North 15°04'19" West, a distance of 552.20 feet to an "X" cut in concrete found for corner;

North 74°55'47" East, a distance of 5.00 feet to an "X" cut in concrete found for corner;

North 15°04'19" West, a distance of 280.00 feet to the POINT OF BEGINNING, and containing 8.0332 acres or 349,928 square feet of land, more or less.

Bearing system based on the Texas Coordinate System of 1983, North Central Zone (4202), North American Datum of 1983 (2011).

Tract 2:

Non-exclusive easement rights created by that certain Reciprocal Easement and Operating Agreement, by and between The Dallas Morning News, Inc., the successor by merger to The Dallas Morning News, LP, Belo Corp., Texas Cable news, Inc., and WFFA-TV, Inc., filed October 24, 2008, recorded under Clerk's File No. 20080330754, Official Public Records of Dallas County, Texas.

Exhibit A

THIRD MODIFICATION AGREEMENT